Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

NuScale Power Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
					Newly Registered Securities
Fees to Be Paid	Equity	Class A Common Stock(2)	457(a)(3)	216,511,646	10.005	$2,166,199,018.23	.0000927	$200,806.649
Fees to Be Paid	Equity	Class A Common Stock(4)	457(a)(4)	180,655,372	—	—	—	—
Fees to Be Paid	Other	Warrants to purchase Class A Common Stock	457(a)(5)	8,900,000	$11.50	$102,350,000	.0000927	$9,487.85
					Carry Forward Securities
Carry Forward Securities	Equity	11,500,000	415(a)(6)	11,500,000		$132,250,000			S-4	333-262053	04-07-2022	$12,259.58
		Total Offering Amounts				$2,268,549,018.23		$210,294.50
		Total Fees Previously Paid						—
		Total Fee Offsets						$89,980.31
		Net Fee Due						$120,314.19

(1)

Pursuant to Rule 416 under the Securities Act, there is also being registered hereby an indeterminate number of securities of the registrant issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(2)

The Registration Statement registers primary offers and sales by the registrant of up to (a) 178,396,711 shares (the “Exchange Shares”) of Class A common stock, par value $0.0001 per share, of the registrant (“Class A Common

Stock”), issuable upon exchange (on a one-for-one basis, subject to adjustment) of Class B Units of NuScale Power, LLC (“NuScale LLC”), the operating subsidiary of the registrant, and cancellation of a corresponding number of shares of Class B common stock, par value $0.0001 per share, of the registrant held by the holders of the NuScale LLC Class B Units; (b) 11,500,000 shares of Class A Common Stock issuable upon the exercise of redeemable warrants issued by the registrant in its initial public offering that closed on November 27, 2020 (the “IPO”); and (c) 8,900,000 shares of Class A Common Stock issuable upon the exercise of warrants issued by in the registrant in a private placement concurrently with the IPO (the “NuScale Corp Private Placement Warrants”).

The Registration Statement also registers the offer and resale of the NuScale Corp Private Placement Warrants and the resale of the following shares of Class A Common Stock: (a) 5,514,933 shares held by Spring Valley Acquisition Sponsor, LLC (“Sponsor”), including 1,643,924 shares held by Sponsor and its affiliates that are subject to forfeiture on specified conditions and an aggregate of 120,000 shares held by Debora Frodl, Richard Thompson and Patrick Wood, III; (b) 23,700,002 shares issued to qualified institutional buyers and accredited investors in private placements consummated in connection with the PIPE Investment (as defined in the Registration Statement); (c) 8,900,000 shares underlying the NuScale Corp Private Placement Warrants; and (d) 171,755,372 of the Exchange Shares, the resale of which might otherwise be limited by the resale restrictions imposed on “control securities” under Rule 144 under the Securities Act.

(3)Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the registrant’s Class A Common Stock on the New York Stock Exchange on May 6, 2022 (such date being within five business days of the date that this registration statement was filed with the SEC). This calculation is in accordance with Rule 457(c) of the Securities Act.

(4)The Registration Statement registers the offer and resale of, among other shares, up to (a) 8,900,000 shares issuable upon exercise of the NuScale Private Placement Warrants and (b) 171,755,372 of the Exchange Shares, the resale of which might otherwise be limited by the resale restrictions imposed on “control securities” under Rule 144 under the Securities Act. Pursuant to Rule 457(f)(5) of the Securities Act, because the primary offering of these shares is registered on the Registration Statement, no additional fee is required to be paid for the resale transactions.

(5)Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.

(6)In the registration statement on Form S-4, effective April 7, 2022, the registrant registered 11,500,000 shares of Class A Common Stock issuable upon the exercise of redeemable warrants issued by the registrant in its IPO (the “Public Warrant Shares”). The warrants were exercisable within one year of issuance; however, the registrant does not intend to keep the Form S-4 current and is registering the Public Warrant Shares under the Registration Statement. When the Registration Statement is declared effective, the registrant will file a post-effective amendment to its Form S-4 to deregister from the Form S-4 the Public Warrant Shares.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
					Rule 457(p)
Fee Offset Claims	Spring Valley Acquisition Corp	Form S-4	333-255978	5/10/2021		$89,980.31	Equity/Other	Class A ordinary shares; Warrants to purchase Class A ordinary shares	113,262,635 shares; 20,400,000 warrants	$89,980.31
Fee Offset Sources	Spring Valley Acquisition Corp	Form S-4	333-255978		5/10/2021						$125,096

Explanatory Note:

The registrant was formerly a shell company known as “Spring Valley Acquisition Corp.” In connection with a “deSPAC” transaction through which the registrant acquired NuScale Power, LLC, the registrant changed its name to NuScale Power Corporation.

On May 10, 2021, the registrant registered on Form S-4 113,262,635 shares of common stock and warrants to purchase 20,400,000 shares of common stock, and paid an aggregate filing fee of $125,096. No securities were sold under that Form S-4.

On January 7, 2022, the registrant registered on a new Form S-4 34,500,000 shares of common stock, including 11,500,000 shares of common stock issuable upon the exercise of warrants, and 11,500,000 warrants to purchase common stock; the aggregate filing fee of $35,115.69 was offset against the earlier filing fee of $125,096, leaving an aggregate of $89,980.31 available for offset.